UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

NEXT FUEL, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-148493	32-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

210 Walford Way Cary, North Carolina	27519
(Address of Principal Executive Offices)	(Zip Code)

(919) 414-1458
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

The Registrant, has entered into an Option to Purchase Technology and Intellectual Property dated as of February 28, 2011 (the "Option  Agreement") with four individuals (the "Holders") pursuant to which the Company has a right, but no obligation, to acquire certain technology and intellectual property useful in extracting gas from coal ("Coal-to-Gas Technology") from the Holders.

The Registrant will be conducting due diligence, market research and developing a business plan for the resources necessary to commercialize the Coal-to-Gas Technology.  Consequently, specific information about the Registrant's business, if the Registrant exercises its rights to acquire the Coal-to-Gas Technology is not currently available.

Generally, however, if the Registrant exercises it's option to acquire the Coal to Gas technology, the Registrant plans to use the Coal to Gas Technology to operate a service style business in which the company will position itself as a technical partner with resource owners ("Project Partners") to implement the Coal-to-Gas Technology into prospective coal resources or other suitable carbonaceous deposits.  The Registrant plans to utilize the Coal-to-Gas technology to convert fractions of low-grade coal into natural gas, and share the profit Project Partners make from the gas produced.  Project Partners are expected to provide site access to the project site and necessary infrastructure and equipment.  Project Partners will also be responsible for sales of product gas and permitting (if needed) for the implementation of the Coal-to-Gas Technology.  Alternatively, as the Registrant's business matures, the Registrant will consider options, such as licensing the Coal-to- Gas Technology and forming joint ventures.  Initially the Registrant plans to focus on international projects and opportunities that have been identified as good candidates for the technology.

The Registrant paid the Holders Five Thousand ($5,000) Dollars for the Option Agreement, which grants the Registrant the right to acquire the Coal-to-Gas Technology from the Holders for (i)  Three (3,000,000) Million shares of the Registrant's Common stock and (ii) a two-year warrant (the "Warrant") to purchase an additional One Million (1,000,000) shares of Common Stock of the Registrant.  The exercise price of the Warrant will be: (i) Twenty ($0.20) Cents per share, if the Warrant is exercised during its first year and (ii) Thirty ($0.30) Cents per share, if the Warrant is exercised during its second year.  The Warrant will terminate after two years.  The Registrant has not agreed to register re-sales of shares by the Holders.

The Registrant's right to acquire the Coal-to-Gas Technology expires, if it is not exercised on or before April 30, 2011, but the Holders have agreed to a one-year standstill under which they cannot transfer the Coal-to-Gas Technology to anyone other than the Registrant until March 1, 2012.  There is no assurance acquisition of the Coal-to-Gas Technology will be consummated or the terms of the acquisition, if it occurs.

The opportunity to enter into the Option Agreement was introduce to the Registrant by Hawk Opportunity Fund, L. P and its two general partners: David S. Callan ("Callan") and R. Scott Williams ("Williams), who acquired shares of Common Stock and debt of the Registrant in transactions reported in a Form 8-K filed with the Securities and Exchange Commission on or about February 23, 2011, which information is incorporated into this Report by reference.

If the Registrant exercises the option granted under the Option Agreement, the resulting beneficial ownership of the  Registrant would be as follows:

Shareholder	Common Stock	Option or Warrant to Purchase Common Stock		Total	Percent(4)
Holders(1)	3,000,000	1,000,000		4,000,000	44.01%
David S. Callan	625,000	-		625,000	6.88%
R. Scott Williams	625,000	-		625,000	6.88%
Hawk Opportunity Fund, L.P.(2)	500,000	1,250,000	(3)	1,750,000	19.26%

	4,750,000	2,250,000		7,000,000	59.0%

(1)  The four Holders are Robert Craig, Dr. Song Jin, Robin Kindle and Jon Larsen.  The Option Agreement allocates ownership among the four Holders.  The four Holders are not currently beneficial owners of the shares reported in the Table, because they do not possess the right to acquire the shares reported in the Table.

(2)  As the sole general partners of Hawk Opportunity Fund, L.P., Callan and Williams share the power to exercise the option for 1,250,000 shares granted to Hawk by John Cline, to vote and to sell all shares owned by Hawk.  Consequently, Callan and Williams will be deemed to beneficially own all shares owned by Hawk.

(3)  Because Hawk has the right to exercise the option to acquire 1.250,000 option shares from John Cline at any time, Hawk is deemed to beneficially own such option shares, which are currently also beneficially owned by John Cline until Hawk exercise its option.

(4)   Represents the percentage of the 9,087,500 outstanding shares of Common Stock of the Registrant that would be outstanding, if (i) the Coal-to-Gas Technology, is acquired, (ii) a $50,000 loan from Hawk to the Registrant is converted to 500,000 shares of Common Stock and (iii) the Warrant for 1,000,000 shares of Common Stock is issued and is exercised, but without taking into account shares of Common Stock or other securities the Registrant may issue to finance operation of its business, which will become necessary due to the Registrant's lack of financial resources to commercialize the Coal-to-Gas Technology.

In addition, the Registrant will continue to owe Hawk $285,750, all of which is payable upon demand and which Hawk could demand at any time.

The Option Agreement to Purchase Technology and Intellectual Property between and among the Registrant, Robert Craig, Dr. Song Jin, Robin Kindle and Jon Larsen dated as of February 28, 2011 is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant

See disclosures made in Item 1.01 of this Report which are incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

Exhibit No.	Exhibit Description
99.1
Option Agreement to Purchase Technology and Intellectual Property between and among the Registrant, Robert Craig, Dr. Song Jin, Robin Kindle and Jon Larsen. dated as of February 28, 2011 is attached as Exhibit 99.1 hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

NEXT FUEL, INC.

DATED: February 28, 2011	By:	/s/ John Cline
John Cline
President

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1
Option Agreement to Purchase Technology and Intellectual Property between and among the Registrant, Robert Craig, Dr. Song Jin, Robin Kindle and Jon Larsen. dated as of February 28, 2011 is attached as Exhibit 99.1 hereto